EX-99.906CERT

CERTIFICATIONS

Cortland H. Schroder, Chief Executive Officer, and Stephen J. Fauer, Chief Financial Officer, of Pinnacle Capital Management Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2016 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Pinnacle Capital Management Funds Trust	Pinnacle Capital Management Funds Trust

/s/ Cortland H. Schroder	/s/ Stephen J. Fauer
Cortland H. Schroder, President	Stephen J. Fauer, Treasurer and Principal Financial Officer

Date: December 27, 2016	Date: December 27, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pinnacle Capital Management Funds Trust and will be retained by Pinnacle Capital Management Funds Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.